UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 3, 2015

Diamond Resorts International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35967	46-1750895
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10600 West Charleston Boulevard, Las Vegas, Nevada		89135
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 702-684-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K (this “Report”) of Diamond Resorts International, Inc. (referred to herein, together with its subsidiaries, as “the Company,” “we,” “us” and “our”) is being filed, in connection with the Company’s filing on March 2, 2015 of a Registration Statement on Form S-3 and a preliminary prospectus supplement relating to a proposed public offering of shares of the Company’s common stock by certain selling stockholders, to provide certain executive compensation information for fiscal 2014. Additional executive compensation information will be included in the Company’s Definitive Proxy Statement relating to its 2015 Annual Meeting of Stockholders.

This Report should be read in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “2014 Form 10-K”), the Company’s Definitive Proxy Statement relating to its 2014 Annual Meeting of Stockholders and the Company’s other filings made with the Securities and Exchange Commission subsequent to the filing of the 2014 Form 10-K.

Item 8.01 Other Events.

EXECUTIVE COMPENSATION

2014 Named Executive Officer Compensation

Our compensation program is intended to provide competitive levels of total compensation to attract, reward and retain qualified executives who are critical to our long-term success. The executive compensation program is designed to motivate these individuals to achieve short-term and long-term corporate objectives, align the financial interests of our executives, including the Named Executive Officers (as defined below), and stockholders and enhance stockholder value.

The following table sets forth summary information for fiscal 2014 with respect to cash and all other compensation paid by the Company to, or earned by, our President and Chief Executive Officer, David F. Palmer; our Executive Vice President and Chief Financial Officer, C. Alan Bentley; and each of our three other most highly compensated executive officers: our Executive Vice President and Chief Administrative Officer, Howard S. Lanznar; our Executive Vice President and Chief Sales and Marketing Officer, Michael A. Flaskey; and our Executive Vice President, Human Resources, Steven F. Bell (collectively, the “Named Executive Officers”). Mr. Flaskey, who has served in senior sales and marketing positions with the Company since January 2011, and Mr. Bell, who has served in senior human resources positions with the Company and its predecessor since May 2006, were first named as executive officers in December 2014. The Company is presenting the executive compensation information for fiscal 2014 below in this Report because it has not previously provided comparable information, as discussed below.

Each of Messrs. Palmer, Bentley, Lanznar and Bell is an employee (with Mr. Palmer having served as an independent contractor until 2015) of Hospitality Management and Consulting Service, L.L.C. (“HM&C”), an entity that was beneficially owned and controlled by Stephen J. Cloobeck, our Chairman of the Board, and Mr. Palmer until January 2015. Prior to 2015, each of Messrs. Palmer, Bentley, Lanznar and Bell was paid cash compensation by HM&C from the lump-sum amounts that we paid to HM&C pursuant to the terms of a Homeowner Association Oversight, Consulting and Executive Management Services Agreement (the “HM&C Agreement”). Effective as of January 1, 2015, we acquired HM&C (the “HM&C Acquisition”), and because HM&C has become a wholly-owned subsidiary of Diamond Resorts Corporation, Messrs. Palmer, Bentley, Lanznar and Bell are now our employees. For additional detail regarding the HM&C Acquisition and transactions entered into with Mr. Cloobeck and entities controlled by Mr. Cloobeck or his immediate family members in connection therewith, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview — Recent Developments” in the 2014 Form 10-K.

Pursuant to the HM&C Agreement, HM&C provides two categories of management services to us through their employees, including Messrs. Palmer, Bentley, Lanznar and Bell and approximately 52 other officers and employees (and prior to 2015, Mr. Cloobeck): (1) executive and strategic oversight of the services we provide to Homeowners Associations (“HOAs”) and the Collections through our hospitality and management services operations, for the benefit of us and of the HOAs and the Collections (the fees for which have generally been included in the determination of corporate costs in resort and collection budgets and paid to us); and (2) executive, corporate and strategic oversight of our operations and certain other administrative services. Our arrangement with HM&C serves underlying business purposes, including in connection with our allocation of corporate expenses to resorts under our management contracts. Our allocation to the resorts of a significant portion of our payments to HM&C substantially reduces the impact of such payments on our financial performance.

Prior to the HM&C Acquisition, we paid to HM&C, pursuant to the HM&C Agreement, a lump sum annual management fee and annual incentive payment based on Company performance metrics determined by the Compensation Committee, subject to certain minimum amounts set forth in the HM&C Agreement. The lump sum payment under the HM&C Agreement historically was reviewed and approved on an annual basis and was subject to increase as agreed to by the Compensation Committee. However, neither the Compensation Committee of the Board of Directors of the Company (the “Board”) nor the Board had the authority to allocate the aggregate annual fees and incentive payments paid to HM&C to Messrs. Palmer, Bentley, Lanznar or Bell, to the other officers and employees furnished by HM&C or to Mr. Cloobeck.

Following the HM&C Acquisition, however, and because HM&C is now one of our subsidiaries, the charter for the Compensation Committee was amended and restated to provide that, beginning in 2015, the Compensation Committee is responsible for determining and approving compensation payable by us (including compensation payable by HM&C) to our Chief Executive Officer and, in consultation with our Chief Executive Officer, all of our other executive officers, based upon the Compensation Committee’s evaluation of the performance of our Chief Executive Officer and our other executive officers relative to the corporate goals and objectives established by the Compensation Committee. We anticipate that compensation determinations with respect to the Named Executive Officers in 2015 and thereafter will be made in a manner consistent with our overall executive compensation philosophy discussed above. In light of its expanded role, the Compensation Committee is further formalizing its practices with respect to compensation of our executive officers, including benchmarking against industry/peer group compensation and engaging compensation consultants to advise on compensation elements.

Because neither the Compensation Committee nor the Board had any authority, prior to the HM&C Acquisition, to make or control any decisions as to the specific compensation paid or to be paid by HM&C to Messrs. Palmer, Bentley, Lanznar or Bell, and none of the Company, the Compensation Committee or the Board had any right to require HM&C to disclose the individual compensation arrangements of Messrs. Palmer, Bentley, Lanznar or Bell or other individuals compensated directly by HM&C or the allocation of the annual management fees or annual incentive payments to such Named Executive Officers or any other person, we previously have not disclosed any such allocation. However, reflecting a commitment to greater transparency as to compensation related matters and given that HM&C is now one of our subsidiaries, the Company has elected to present the allocation to each of Messrs. Palmer, Bentley, Lanznar and Bell of the annual management fee and the annual incentive payment that we paid to HM&C for fiscal 2014. The applicable amounts for 2014 are set forth in the table below under the headings “Salary” and “Bonus,” respectively, and the benefits provided to such Named Executive Officers on behalf of HM&C for 2014 are disclosed under the heading “All other compensation.”

In 2014, the Compensation Committee established and approved Adjusted EBITDA as the relevant performance metric for the annual incentive payment under the HM&C Agreement given its significance to the Company, as it is used for purposes of determining compliance with covenants in the Company’s debt-related agreements and management uses Adjusted EBITDA in preparing the Company’s annual operating budget and in evaluating the effectiveness of the Company’s business strategies. Similarly, Mr. Flaskey’s annual performance bonus for 2014 was based upon the Company’s actual Adjusted EBITDA, as compared to Adjusted EBITDA set forth in the Company’s annual operating budget approved by the Board. As a result, a significant portion of the compensation for the Named Executive Officers for 2014 was directly tied to the performance of the Company. For further information regarding our Adjusted EBITDA, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Indebtedness—Senior Credit Facility” in the 2014 Form 10-K.

Name and principal position	Salary ($)		Bonus ($)		Option awards ($)(1)		All other compensation ($)		Total ($)
David F. Palmer Chief Executive Officer and President	$2,000,000	(2)	$4,560,000	(3)	—		$508,627	(4)	$7,068,627

C. Alan Bentley Executive Vice President and Chief Financial Officer	$500,000	(2)	$924,000	(3)	—		$11,923	(5)	$1,435,923

Howard S. Lanznar Executive Vice President and Chief Administrative Officer	$403,846	(2)	$1,980,000	(3)	$4,646,092	(6)	—		$7,029,938

Michael A. Flaskey Executive Vice President and Chief Sales and Marketing Officer (7)	$500,000		$1,443,560	(8)	$2,323,046	(9)	—		$4,266,606

Steven F. Bell Executive Vice President, Human Resources (7)	$500,000	(2)	$1,100,000	(3)	—		$13,875	(5)	$1,613,875

(1)	Even though an award may be forfeited, the amounts reported do not reflect this contingency. Amounts reported for these option awards may not represent the amounts that our Named Executive Officers will actually realize from the awards. Whether, and to what extent, our Named Executive Officers realize value will depend on (a) our stock price; and (b) an individual’s continued employment for awards that are subject to time-based vesting. The amount reported reflects the aggregate grant date fair value of each stock option, calculated using the Black-Scholes option pricing model. The assumptions used in calculating these amounts are incorporated by reference to Note 21 to the Company’s Consolidated Financial Statements in the 2014 Form 10-K.

(2)	Reflects the allocation to the Named Executive Officer of the annual management fee paid to HM&C pursuant to the HM&C Agreement for fiscal 2014.

(3)	Reflects the allocation to the Named Executive Officer of the annual incentive payment paid to HM&C pursuant to the HM&C Agreement for fiscal 2014.

(4)	Reflects the perquisites and other benefits that we provided to Mr. Palmer pursuant to the HM&C Agreement, on HM&C’s behalf, including the payment of premiums and all related expenses for a group health plan offered only to senior management ($30,588), personal use of our aircraft ($361,919) and reimbursement of certain unanticipated tax liabilities of Mr. Palmer resulting from actions by HM&C ($111,720). The amounts presented for personal use of our aircraft represent the aggregate incremental cost to us for travel on our aircraft not related to Company business, calculated by multiplying the hourly variable cost rate for the aircraft used by the hours used.

(5)	Reflects the perquisites and other benefits that we provided to the Named Executive Officer pursuant to the HM&C Agreement, on HM&C’s behalf, including the payment of premiums and all related expenses for a group health plan offered only to senior management, matching payments based upon contributions by such individual to his 401(k) plan and payment of life insurance premiums.

(6)	Represents the grant date fair value of an option to purchase 500,000 shares of our common stock granted to Mr. Lanznar on February 27, 2014, in accordance with FASB ASC Topic 718 as if Mr. Lanznar was an employee of the Company. The option has an exercise price of $18.60 per share and was immediately vested with respect to 25% of the underlying shares and will vest with respect to an additional 25% of such shares on each of the first three anniversaries of the grant date. Through December 31, 2014 (prior to the Company’s acquisition of HM&C), for purposes of our financial statements, the option issued to Mr. Lanznar was treated as a non-employee grant in accordance with FASB ASC Topic 505-50. In accordance with ASC 505-50, we measured compensation expense at the fair value of the stock-based compensation issued to non-employees by using the stock price and other measurement assumptions as of the date of the earlier of: (i) a commitment for performance by the grantees has been reached or (ii) the performance by the grantees has been completed. Accordingly, grants were re-measured at each balance sheet date as additional services were performed, as applicable. The fair market value of the option granted to Mr. Lanznar was $7,476,224 as of December 31, 2014.

(7)	Each of Messrs. Flaskey and Bell became an executive officer in December 2014.

(8)	Includes an annual performance bonus and an annual sales incentive bonus, in each case paid in accordance with the terms of Mr. Flaskey’s employment agreement with one of our subsidiaries. The annual performance bonus in 2014 was based upon the Company’s actual Adjusted EBITDA as compared to Adjusted EBITDA set forth in the Company’s annual operating budget approved by the Board. See “Employment Agreements” below for further detail regarding the terms of Mr. Flaskey’s employment agreement, including the annual sales incentive bonus payable thereunder.

(9)	Represents the grant date fair value of an option to purchase 250,000 shares of our common stock granted to Mr. Flaskey on February 27, 2014, which option has an exercise price of $18.60 per share and was immediately vested with respect to 25% of the underlying shares and will vest with respect to an additional 25% of such shares on each of the first three anniversaries of the grant date. The option issued to Mr. Flaskey is treated as an employee grant in accordance with FASB ASC Topic 718. In accordance with ASC Topic 718, we measure compensation expense at fair value on the grant date and recognize this expense in the statements of operations and comprehensive income (loss) over the expected term during which our grantees provide service in exchange for the award.

Employment Agreements

Each of the Named Executive Officers is party to an employment agreement with one of our subsidiaries (which subsidiary, in the case of Messrs. Palmer, Bentley, Lanznar and Bell, is HM&C and, in the case of Mr. Flaskey, is Diamond Resorts International Marketing, Inc.). Each employment agreement provides for a specified employment term, without any express automatic or other renewal provisions, a minimum base salary, subject to increase, following annual performance reviews, in the sole discretion of the Compensation Committee or, in the case of Mr. Flaskey, the Chief Executive Officer. In addition, each of the employment agreements provides that the Named Executive Officer is eligible to earn an annual performance bonus based upon achievement of objectives, in the case of Messrs. Palmer Bentley, Lanznar and Bell, determined by the Compensation Committee and, in the case of Mr. Flaskey, mutually agreed upon with Mr. Flaskey. All decisions by the Company’s Chief Executive Officer with respect to Mr. Flaskey’s compensation are subject to review and approval by the Compensation Committee in accordance with its charter.

Mr. Palmer’s employment agreement, which is scheduled to expire on January 1, 2018, provides for a minimum base salary of $2,000,000 and an annual performance bonus target equal to 200% of Mr. Palmer’s base salary. Mr. Bentley’s employment agreement, which is scheduled to expire on January 1, 2017, provides for a minimum base salary of $750,000 and an annual performance bonus target equal to 200% of Mr. Bentley’s base salary. Mr. Lanznar’s employment agreement, which is scheduled to expire on January 1, 2017, provides for a minimum base salary of $750,000 and an annual performance bonus target equal to 200% of

Mr. Lanznar’s base salary. Mr. Bell’s employment agreement, which is scheduled to expire on January 1, 2018, provides for a minimum base salary of $500,000 and an annual performance bonus target equal to 150% of Mr. Bell’s base salary. Mr. Flaskey’s employment agreement, which is scheduled to expire on January 3, 2016, provides for a minimum base salary of $500,000 and an annual performance bonus target equal to 100% of Mr. Flaskey’s base salary. Mr. Flaskey’s employment agreement also provides that he is entitled to an annual sales incentive bonus, payable in monthly installments, with the target annual sales incentive bonus opportunity for Mr. Flaskey set at $500,000. The respective annual performance bonus targets for Messrs. Palmer, Bentley, Lanznar and Bell are subject to increase in the determination of the Compensation Committee.

These employment agreements also provide for compensation and benefits under specified circumstances in connection with the termination of the Named Executive Officer’s employment:

•	In the event the Named Executive Officer’s employment is terminated during his employment term by the Company for “Cause” or by the resignation of the Named Executive Officer, other than for “Good Reason” (as such terms are defined in the applicable employment agreement), the Named Executive Officer will be entitled to receive his base salary and benefits through the effective date of termination, in the case of each of Messrs. Palmer, Bentley, Lanznar and Bell, any annual performance bonus earned in the prior year that has not yet been paid, and, in the case of Mr. Flaskey, any monthly installment of the annual sales incentive bonus due and earned through the effective date of termination.

•	In the event the Named Executive Officer’s employment is terminated due to his death or disability, the Named Executive Officer will be entitled to receive his base salary and benefits through the effective date of termination, in the case of each of Messrs. Palmer, Bentley, Lanznar and Bell, a pro rata portion of his target annual performance bonus for the year in which the termination takes place, and, in the case of Mr. Flaskey, a pro rata portion of his annual performance bonus and any monthly installment of the annual sales incentive bonus due and earned through the effective date of termination.

•	In the event the Named Executive Officer’s employment is terminated without “Cause” during his employment term, subject to compliance with specified conditions, the Named Executive Officer will be entitled to receive his base salary for a period of 12 months following the effective date of termination, in the case of each of Messrs. Palmer, Bentley, Lanznar and Bell, a pro rata portion of his target annual performance bonus for the calendar year in which the termination takes place and, in the case of Mr. Flaskey, payment of his target annual performance bonus equal to $500,000 and payment of his target annual sales incentive bonus equal to $500,000. In the case of each of Messrs. Palmer, Bentley, Lanznar and Bell, such payments are in addition to those to which the Named Executive Officer is entitled if his employment were terminated for “Cause.”

•	In the event the Named Executive Officer’s employment is terminated without “Cause,” or by the Named Executive Officer for “Good Reason,” within six months following a “Change in Control,” subject to compliance with specified conditions, the Named Executive Officer will be entitled to receive an amount equal to two times his base salary, an amount equal to two times his target annual performance bonus and, in the case of Mr. Flaskey, an amount equal to two times his target annual sales incentive bonus. In the case of each of Messrs. Palmer, Bentley, Lanznar and Bell, such payments are in addition to those to which the Named Executive Officer is entitled if his employment were terminated for “Cause.”

Under the employment agreements, “Cause” means any of the following: (1) the Named Executive Officer’s negligence or willful misconduct in the performance of his obligations under the employment agreement; (2) the Named Executive Officer’s breach of any provision of the employment agreement; (3) any felony indictment or conviction of the Named Executive Officer; (4) a failure of the Named Executive Officer to substantially perform his duties under the employment agreement; (5) fraud, embezzlement or any other illegal or wrongful conduct by the Named Executive Officer upon the Company, whether prior or subsequent to the commencement of the term; (6) the Named Executive Officer’s intentional infliction of any damage of material nature to any property of the Company; (7) the Named Executive Officer’s use of illegal narcotics or other illegal substances; (8) the Named Executive Officer’s breach of Company policies or the confidentiality and non-competition agreement entered into by the Named Executive Officer, including without limitation, sexual harassment and discrimination; and (9) the Named Executive Officer’s failure to comply with laws and regulations which are applicable to the Company.

In addition, under the employment agreements, a resignation following a change in control shall be deemed to be for “Good Reason” if: (1) it follows a material reduction of the Named Executive Officer’s duties and responsibilities; (2) it follows the Named Executive Officer’s being required to work at a location more than 50 miles from a location where he has been permitted to work prior to the change in control (or, in the case of Mr. Flaskey, Orlando, Florida); (3) it follows a material breach of the employment agreement by the Company (which includes, among other things, a reduction in the Named Executive Officer’s base salary, target annual performance bonus opportunity or, in the case of Mr. Flaskey, target annual sales incentive bonus opportunity); or (4) as of the effective date of the change in control, the remaining term of the employment agreement is less than one year, and the Named Executive Officer’s resignation follows the Company’s refusal to enter into either an extension or a new employment agreement that provides for an employment term of at least one additional year and employment on substantially identical terms as contained in the then-current employment agreement.

Each of the employment agreements also provides that the Named Executive Officer is entitled to participate in the Company’s executive health insurance package available to Diamond’s executives and additional benefit programs, subject to satisfaction of eligibility requirements, and reimbursement of reasonable expenses incurred in connection with the performance of his duties. In addition, each of the employment agreements includes restrictions, for a period of two years following the term of the employment agreement, on the Named Executive Officer’s ability to compete with the Company, interfere with Company relationships with HOAs or solicit employees, members, prospective purchasers, guests or customers of the Company to terminate their relationships with the Company.

None of the employment agreements provides for any income tax gross-up or similar payments. Furthermore, none of the employment agreements provides for any acceleration of equity awards upon, or in connection with, any change in control of the Company, such matters currently being addressed only in our 2013 Incentive Compensation Plan and the related equity award agreements. Under that plan, unless otherwise provided in an award agreement, a grantee’s awards will become vested, the relevant restrictions will lapse and the relevant performance goals will be deemed to be met at maximum levels upon the involuntary termination of such grantee’s employment or service without cause during the 24-month period following the occurrence of a change in control of the Company (but not solely upon a change of control). None of the Named Executive Officers is party to an award agreement that overrides this general change of control provision.

DIRECTOR COMPENSATION

Pursuant to our policy regarding compensation of members of the Board who are not officers or employees of the Company or the Chairman or Vice Chairman of the Board, each such member of the Board is entitled to receive an annual retainer of $75,000 and annual equity compensation with a grant date value of $75,000 for his or her service as a member of the Board of Directors. In addition, pursuant to our policy, the Chair of each of the Audit Committee and the Compensation Committee is entitled to receive an additional annual cash retainer of $20,000, each other member of the Audit Committee and the Compensation Committee is entitled to receive an additional annual cash retainer of $10,000 per committee and each member of the Nominating and Corporate Governance Committee (including the Chair) is entitled to receive an additional annual cash retainer of $5,000. In accordance with the Non-Officer Director Share Accumulation Program pursuant to the Diamond Resorts International, Inc. 2013 Incentive Compensation Plan, each member of the Board of Directors of Diamond International who is not an officer or employee of the Company or the Chairman or Vice Chairman of the Board is entitled to elect to utilize all or a portion of his or her annual cash retainer fees (including committee fees) to acquire shares of our common stock pursuant to our Non-Officer Director Share Accumulation Program; provided that, for 2014, because the Nominating and Corporate Governance Committee was established in June 2014, members of such committee did not have the right to make such election to receive shares of our common stock in lieu of the cash committee fee. In addition, to enable our Directors to better understand our business and experience it from the perspective of a customer and more effectively perform their responsibilities, effective July 29, 2014, each member of the Board who is not an officer or employee of the Company or the Chairman or Vice Chairman of the Board was awarded 15,000 vacation ownership points, which can be used to stay at any of the destinations within our network of resort properties, including both our managed properties as well as affiliated resorts, hotels and cruises. These points expire 18 months from the date they were granted to the members of our Board.

Prior to January 1, 2015, neither the Chairman nor the Vice Chairman of the Board received any compensation for service as a director. Effective as of January 1, 2015, in connection with the termination of Mr. Cloobeck’s agreement to provide management and consulting services to HM&C concurrently with the consummation of the HM&C Acquisition, the Company agreed to pay Mr. Cloobeck (1) an annual cash retainer equal to two times the annual cash retainer, and (2) annual equity compensation equal to two times the annual equity compensation, in each case payable to members of the Board who are not officers or employees of the Company or the Vice Chairman of the Board. Such annual cash retainer and equity compensation will be paid at the same times and on the same bases as applicable to the other members of the Board, and, like other non-officer directors, Mr. Cloobeck is entitled to elect to use all or a portion of his annual cash retainer to acquire shares of our common stock pursuant to the Non-Officer Director Share Accumulation Program.

As described in greater detail above under “2014 Named Executive Officer Compensation,” HM&C provides management services to us, and, pursuant to the HM&C Agreement, we historically paid to HM&C an annual management fee and annual incentive payment. The services provided to us by HM&C prior to the HM&C Acquisition included the services of Mr. Cloobeck as Chairman of the Board, in which role he historically had been actively involved in our business, providing strategic oversight and direction for our hospitality services. Prior to the HM&C Acquisition, neither the Compensation Committee nor the Board had any authority to make or control any decisions as to the specific compensation paid or to be paid by HM&C to Mr. Cloobeck or any other person associated with HM&C, and none of the Company, the Compensation Committee or the Board had any right to require HM&C to disclose the individual compensation arrangements of Mr. Cloobeck or any other person associated with HM&C or the allocation of the annual management fees or annual incentive payments to any such person, nor had any right to require HM&C to disclose any such compensation arrangements or allocation of the annual management fees or annual incentive payments with respect to periods prior to the HM&C Acquisition. Accordingly, we previously did not disclose any such allocation. However, reflecting a commitment to greater transparency as to compensation related matters and given that HM&C is now one of our subsidiaries, the Company has elected to present the allocation to Mr. Cloobeck of the annual management fee and annual incentive payment that we paid to HM&C for fiscal 2014, and the applicable amount for 2014 is set forth in the table below under the heading “Fees Earned or Paid in Cash.”

Additionally, while Mr. Kraff has not been, and will continue to not be, entitled to receive annual director compensation that we pay to directors who are not officers or employees of the Company, we provide to Mr. Kraff perquisites and benefits for the significant services that he provides to us in his capacity as Vice Chairman, including providing advice regarding the strategic direction of the Company and taking an active role in our consideration and pursuit of various strategic opportunities. The perquisites and benefits that we provided to Mr. Kraff for 2014 are included in the table below under the heading “All other compensation.”

The table below summarizes the compensation earned by each member of the Board (other than David F. Palmer, our President and Chief Executive Officer) for service on the Board for 2014. For a summary of the compensation earned by Mr. Palmer, see “Executive Compensation” above.

Name	Fees Earned or Paid in Cash (1)		Stock Awards (2)	All other compensation		Total
David J. Berkman	$110,000		$75,000	$2,738	(3)	$187,738
Stephen J. Cloobeck	$7,216,000	(4)	—	$172,652	(5)	$7,388,652
Richard M. Daley	$85,000		$75,000	$2,738	(3)	$162,738
Lowell D. Kraff	—		—	$124,171	(6)	$124,171
B. Scott Minerd	$75,000		$75,000	$2,738	(3)	$152,738
Hope S. Taitz	$110,000		$75,000	$2,738	(3)	$187,738
Zachary D. Warren	$75,000		$75,000	$2,738	(3)	$152,738
Robert Wolf	$100,000		$75,000	$2,738	(3)	$177,738

(1)	In accordance with the Non-Officer Director Share Accumulation Program, each member of the Board who is not an officer or employee of the Company or the Chairman or Vice Chairman of the Board, other than Mr. Berkman, elected to use all of his or her $75,000 annual retainer fee and, to the extent applicable, committee fees to which he or she was entitled (excluding fees for service on the Nominating and Corporate Governance Committee) to acquire shares of our common stock at the price of $19.16 per share, the closing price of our common stock on the NYSE as of May 20, 2014, the date of grant. Accordingly, such members of the Board were issued the following number of shares of common stock in lieu of such annual retainer fee and, as applicable, such committee fees: Mr. Daley – 4,436 shares; Mr. Minerd – 3,914 shares; Ms. Taitz – 5,480 shares; Mr. Warren – 3,914 shares; and Mr. Wolf – 4,958 shares. Such shares are valued at the fair value of $19.16 per share, the closing price of our common stock on the NYSE as of May 20, 2014, in accordance with FASB ASC Topic 718.

(2)	In accordance with our policy regarding compensation of members of the Board who are not officers or employees of the Company or the Chairman or Vice Chairman of the Board, each such member of the Board received shares of restricted stock, vesting in three equal installments on each of the first three anniversaries of the grant date. The number of shares issued to each such member of the Board was calculated using a price of $19.16 per share, the closing price of our common stock on the NYSE as of May 20, 2014, the date of grant, and, as a result, each such member of the Board was issued 3,914 shares of our common stock as annual equity compensation. Such shares of common stock are valued at the fair value of $19.16 per share, the closing price of our common stock on the NYSE as of May 20, 2014, in accordance with FASB ASC Topic 718.

(3)	Includes the fair value of the 15,000 points awarded to such member of the Board, which may be used until January 29, 2016, 18 months from the date on which they were granted.

(4)	Prior to the HM&C Acquisition, Mr. Cloobeck provided strategic oversight and direction for our hospitality services, including the services provided to our managed resorts, on behalf of HM&C under the HM&C Agreement. This amount reflects the allocation to Mr. Cloobeck of the annual management fee and the annual incentive payment paid to HM&C pursuant to the HM&C Agreement for fiscal 2014.

(5)	Reflects the perquisites and other benefits that we provided to Mr. Cloobeck pursuant to the HM&C Agreement, on HM&C’s behalf, including the payment of premiums and all related expenses for a group health plan offered only to senior management ($43,880), personal use of our aircraft ($105,912) and personal security for Mr. Cloobeck and his family members ($22,860).

(6)	During the year ended December 31, 2014, in consideration of Mr. Kraff’s service as Vice Chairman and active involvement in strategic matters, we provided Mr. Kraff with personal use of our aircraft ($124,171). See also “Note 6 – Transactions with Related Parties” to our consolidated financial statements included in the 2014 Form 10-K for disclosure regarding payments made to Praesumo Partners, LLC, a limited liability company of which Mr. Kraff is a beneficial owner and a controlling party, which provides acquisition, development and finance consulting services to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diamond Resorts International, Inc.

March 3, 2015	By:	/s/ David F. Palmer
Name: David F. Palmer Title: President and Chief Executive Officer